NOTICE OF FORECLOSURE SALE

NOTIFICATION BEFORE DISPOSITION OF COLLATERAL BY PUBLIC SALE

To:	IntelliCell BioSciences, Inc., a Nevada corporation
Dr. Steven A. Victor
Leonard Mazur
Myron Holubiak
Michael Hershman
John P. Pavia III
Stuart Goldfarb
Certain secured creditors of IntelliCell BioSciences, Inc.

From:	Ironridge Global IV, Ltd.
Harbour House, 2nd Floor
Waterfront Drive, Road Town, Tortola
British Virgin Islands VG1110

Debtor:	IntelliCell BioSciences, Inc.
460 Park Avenue, 17th Floor
New York, NY 10022

Guarantors:	Dr. Steven A. Victor
Leonard Mazur
Myron Holubiak
Michael Hershman
John P. Pavia III
Stuart Goldfarb

Debt:	$666,495.75, plus per diem interest of $230.50 after July 11, 2013

Collateral:	All Assets of IntelliCell BioSciences, Inc.

PLEASE TAKE NOTICE, pursuant to NRS 104.9611 of Nevada Revised Statutes, and Section 5(a)(iii) of that certain Security Agreement between Intellicell Biosciences, Inc., a Nevada corporation (“Debtor”) and the predecessor in interest to Ironridge Global IV, Ltd., a British Virgin Islands business company (“Secured Party”) dated as of May 31, 2012, and the other Transaction Documents (as defined in the Security Agreement), will sell, lease or license, as applicable, all of Secured Party’s Collateral, consisting of any and all property of the Debtor, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located, by PUBLIC AUCTION to the highest qualified bidder, as follows:

Sale Date:	Monday, August 12, 2013
Sale Time:	10:00 a.m. Eastern time
Sale Place:	405 Lexington Avenue, 26th Floor
New York, NY 10174

1

The auction rules and procedures for the sale will be as follows:

1.	All amounts are due and payable in U.S. dollars in immediately available funds.
2.	The minimum bid is Fifty Thousand U.S. Dollars ($50,000.00).
3.	The minimum bid deposit is Fifty Thousand U.S. Dollars ($50,000.00).
4.	The minimum bid increments shall be Five Thousand U.S. Dollars ($5,000.00).
5.	Only Qualified Bidders (defined below) and Designated Representatives (defined below) will be allowed to attend the auction; no observers will be allowed in the room.
6.	All Qualified Bidders must attend in person; no telephone participation or bids.
7.	The term "Qualified Bidder" means any person, firm or entity that attends the auction in person, or through a person with full and unlimited authority to act for and bind themselves or the firm or entity for which a person attends and registers to participate in the auction by delivering to Secured Party or its attorneys prior to 3:00 pm Eastern time on Friday, August 9, 2013, a statement of interest containing the following:
	a.	full contact information for the bidder, including, the name of organization, name and title of the person attending, mail address, email address, telephone number, fax number and cell phone number, including an irrevocable statement confirming the full and unlimited authority of an agent or designee to act for and bind themselves or the firm or entity for which a person attends;
	b.	optional identification of one or two (not more) representatives by providing the name of organization, name and title of the person attending, mail address, email address, telephone number, fax number and cell phone number for each of the representatives, including an irrevocable statement confirming the full and unlimited authority of an agent or designee to act for and bind themselves or the firm or entity for which a person attends (each a "Designated Representative");
	c.	an acknowledgment that the Qualified Bidder has read, understands and agrees to comply with and to be bound by these Rules and Procedures; that time is of the essence with regard to these Rules and Procedures; is authorized to bid at the auction; has the full power and authority to bid, bind, and otherwise act for and on behalf of the Qualified Bidder without further action of the Qualified Bidder's board of directors, managers or equivalent governing body;
	d.	a cashier's check or wire transfer in the amount of the Fifty Thousand U.S. Dollars ($50,000.00) minimum bid deposit to Secured Party or the Auctioneer;
	e.	an acknowledgment that the Qualified Bidder agrees that if it is designated the highest bidder at the auction (the "Winning Bidder") it shall pay the balance of the winning bid by wire transfer of immediately available funds by 1:00 p.m. Eastern time on the day following the auction, and that time is of the essence with regard to the payment of the balance of the winning bid;
	f.	an acknowledgment that the Qualified Bidder agrees that if it is designated the second highest bidder at the auction (the "Backup Bidder") it shall leave its offer open until 1:00 p.m. Eastern time of the third business day after the auction and, if notified by the Secured Party or its attorneys by 1:00 p.m. Eastern time on the second business day following the auction that the Winning Bidder has failed to pay the balance of the winning bid in accordance with these Auction Rules and Procedures, that as the Backup Bidder it shall pay the balance of the Backup Bidder price by wire transfer of immediately available funds by 1:00 p.m. Eastern time on the first business day after notice from the Secured Party or its attorneys, and that time is of the essence with regard to the payment of the balance of the backup bid;

2

	g.	an agreement to accept the Secured Party Bill of Sale as the instrument of transfer of the assets, which Bill of Sale shall be delivered in PDF form by electronic mail and overnight mail within three business days after the full winning bid or backup bid purchase price, as the case may be, has been paid in full, and which Bill of Sale will be in a form and substance customary for transactions of this type, which will provide, among other things, that (a) the assets will be sold AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE, (b) the sale is in all respects FINAL and NO REFUND OR RETURN will be given or accepted by Seller and (c) except as otherwise specifically provided in the Bill of Sale, SELLER MAKES NO REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY OF TITLE, OF MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSES, OR OTHERWISE, WITH RESPECT TO THE PROPERTY. Notwithstanding the foregoing, Seller will represent and warrant that (a) it is the holder of the note and security agreement evidencing the Indebtedness, (b) the sale of the assets and the sale process utilized by Seller is in full compliance with the requirements of Article 9 of the Nevada Uniform Commercial Code and (c) the sale of the assets is free and clear of all subordinate liens and security interests other than liens created under any applicable law that are not to be discharged;
	h.	an agreement to accept all of the terms, covenants, conditions and procedures of these Auction Rules and Procedures, which shall be attached to the registration of each Qualified Bidder.
8.	Secured Party is deemed to be a Qualified Bidder, intends to bid at the auction and reserves the right to bid up to any amount, including any amount exceeding the amount of the debt secured by the Collateral, as well as the right to credit bid up to the amount of the debt secured by the Collateral.
9.	Attorneys or representatives for the Secured Party will act as Auctioneer and shall conduct the auction. The auction will commence after introduction by the Auctioneer and announcement of the minimum bid and ask for subsequent bids. All bids will be by open out-cry bid, and shall be in minimum increments of Five Thousand U.S. Dollars ($5,000.00). The assets will be sold together and will not be separated. When there are no further bids, the Auctioneer will announce the Winning Bidder and the Backup Bidder.
10.	The Winning Bidder will be the Qualified Bidder that places the highest and best bid as determined by the Secured Party, upon consultation with its attorneys, at the auction.
11.	The Backup Bidder is the Qualified Bidder that places the second highest and best bid as determined by the Secured Party, upon consultation with its attorneys, at the auction.
12.	At the conclusion of the auction, the Auctioneer shall retain the minimum bid deposit checks of the Winning Bidder and the Backup Bidder, and shall return all other minimum bid deposit checks.
13.	If the Winning Bidder closes the purchase of the assets in accordance with these Auction Rules and Procedures, the minimum bid deposit check of the Backup Bidder will be returned to the Backup Bidder as soon as possible.
14.	SECURED PARTY RESERVES THE RIGHT TO ADD TO, REDUCE, AMEND OR ALTER ANY AND ALL AUCTION RULES AND PROCEDURES IN ITS DISCRETION, PROVIDED, HOWEVER, THAT SUCH AMENDED ORAL TERED AUCTION RULES AND PROCEDURES SHALL APPLY TO ALL QUALIFIED BIDDERS ON A NONDISCRIMINATORY BASIS.

3

15.	SECURED PARTY RESERVES THE RIGHT TO POSTPONE OR DELAY THE AUCTION BY PUBLIC DELARATION AT THE CURRENTLY SCHEDULED LOCATION AND TIME FOR THE AUCTION.
16.	THE AUCTION SHALL BE CONDUCTED IN ACCORDANCE WITH THE NEVADA REVISED STATUTES, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.
17.	EACH QUALIFIED BIDDER HEREBY (A) WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION.

The Secured Party may be contacted with any questions or for further information regarding the sale of Collateral, including copies of the documents governing the Debt.

Dated: July 29, 2013	IRONRIDGE GLOBAL IV, LTD.

By: /s/ David Sims
Name: David Sims
Title: Director

4